UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2019

Rodin Income Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-221814	81-1144197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

Distributions Declared

On February 12, 2019, the board of directors of Rodin Income Trust, Inc. (the “Company”) authorized, and the Company declared, distributions for the period from February 15, 2019 to May 14, 2019, in an amount equal to $0.004357260 per day per share (or approximately $1.59 on an annual basis). Distributions will be payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

Net Asset Value

On February 12, 2019, the Company’s board of directors approved an estimated net asset value (“NAV”) as of December 31, 2018 of $23.25 per share for Class A shares, Class I shares and Class T shares. The calculation of the Company’s estimated NAV was performed by Robert A. Stanger & Co., Inc., the Company’s independent valuation firm, in accordance with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus.

The determination of NAV involves a number of assumptions and judgments, including estimates of the Company’s advisor’s interest in disposition proceeds (if any). These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize $23.25 per share of Class A, I or T common stock if the Company were to liquidate or engage in another type of liquidity event today. In particular, the Company’s December 31, 2018 NAV is not based on a full appraisal of the fair market value of the Company’s real estate portfolio at that date and does not consider fees or expenses that may be incurred in providing a liquidity event. The Company believes the methodology of determining the its NAV conforms to the Investment Program Association’s Practice Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and is prepared in accordance with the procedure described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus. In addition, the Company’s board of directors periodically reviews the Company’s NAV policies and procedures.

The purchase price per share for each class of the Company’s common stock will generally equal the prior quarter’s NAV per share, as determined quarterly, plus applicable selling commissions and dealer manager fees. The NAV for each class of shares is based on the value of the Company’s assets and the deduction of any liabilities, and any distribution fees applicable to such class of shares.

The following table provides a breakdown of the major components of the Company’s NAV:

Components of NAV	December 31, 2018
Cash and cash equivalents	$179,251
Commercial mortgage loans, held for investment	3,863,509
Due from related party	10,012
Accrued interest receivable	169,768
Prepaid expenses and other assets	9,493
Accounts payable and accrued expenses	(22,384)
Distribution payable	(22,214)
Due to related party(1)	(112,215)
Other liabilities	(136,057)

Net Asset Value	$3,939,163

Number of outstanding shares	169,448

Note:

(1) Excluding $39,406 due to the Company’s advisor for reimbursement of organization and offering costs pursuant to the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus.

NAV Per Share	Class A Shares	Class T Shares	Class I Shares	Total
Total Gross Assets at Fair Value	$2,055,700	$—	$2,176,333	$4,232,033
Due to related party	(54,508)	—	(57,707)	(112,215
Other liabilities	(87,752)	—	(92,903)	(180,655

Quarterly NAV	$1,913,440	$—	$2,025,723	$3,939,163
Number of outstanding shares	82,309	—	87,139	169,448

NAV per share	$23.25	$23.25	$23.25

The following table reconciles stockholders’ equity per the Company’s consolidated balance sheet to the Company’s NAV:

Reconciliation of Stockholders’ Equity to NAV	December 31, 2018
Stockholders’ equity under U.S. GAAP	$3,899,757
Adjustments:
Organization and offering costs	39,406

NAV	$3,939,163

The following details the adjustments to reconcile GAAP stockholders’ equity to the Company’s NAV:

Organization and offering costs

The Company’s advisor has agreed to pay, on the Company’s behalf, all organization and offering costs through the first anniversary of the date on which the Company satisfied the minimum offering requirement, which is June 28, 2019. Such costs will be reimbursed to the advisor, ratably, by the Company, over 36 months beginning on June 29, 2019, subject to a maximum of 1% of gross offering proceeds of the offering. After June 28, 2019, the advisor in its discretion may pay some or all of the additional organization and offering costs incurred. To the extent the advisor pays such additional organization and offering costs, the Company is obligated to reimburse the advisor subject to the 1% cap. Under U.S. GAAP, the Company’s reimbursement liability pertaining to the organization and offering costs is included with Due to related party in our consolidated balance sheet. For NAV, such costs will be recognized as a reduction in NAV as they are reimbursed.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated increase or decrease to the December 31, 2018 NAV for a 5% change in the effective contractual interest rate for the Company’s $18 million fixed rate mezzanine loan to DS Brooklyn portfolio Mezz LLC, an affiliate of Delshah Capital Limited, or Delshah, for the acquisition of a 28-property multifamily portfolio by Delshah located in Brooklyn and Manhattan, NY (“Delshah Loan”) and for the Company’s $9 million (approximately $7 million funded as of December 31, 2018) floating rate mezzanine loan to DS 531 E. 12th Owner LLC, an affiliate of Delshah, for the acquisition of a multifamily property in Manhattan, NY (“Delshah II Loan”):

	Range of NAV (Class A, I & T)
	Low	Concluded	High
Estimated Per Share NAV	$22.89	$23.25	$23.61
Effective Contractual Interest Rate – Delshah Loan	9.69%	9.23%	8.77%
Effective Contractual Interest Rate – Delshah II Loan	12.52%	11.92%	11.33%

Offering Prices

On February 12, 2019, the Company’s board of directors approved new offering prices for the Company’s Class A shares, Class T shares and Class I shares. The offering prices in connection with the Company’s primary offering are equal to the estimated net asset value for such class of common stock plus applicable upfront selling commissions and dealer manager fees, less applicable support from the Company’s sponsor of a portion of selling commissions and dealer manager fees. The offering prices in connection with the Company’s distribution reinvestment plan are equal to the estimated NAV for such class of common stock. The Company will not accept any subscription agreements during the five business day period following this publication and the new offering prices will be effective thereafter. We will commence accepting subscription agreements again on February 25, 2019.

The offering prices in our primary offering are set forth below:

	Offering Price
Class A Shares	$24.47	*
Class T Shares	$23.72	*
Class I Shares	$23.25

*	These amounts have been rounded to the nearest whole cent and the actual per share offering price for the Class A Shares is $24.4737 and for the Class T Shares is $23.7245, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.
Date: February 14, 2019	By:	/s/ Steve Bisgay
Name: Steve Bisgay
Title: Chief Financial Officer